Exhibit T3B.128

MODIFICATION NO. ONE TO

SECOND AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

This Modification No. One to the Second Amended and Restated Partnership Agreement of Eastgate Company is made and entered into to be effective as of the 31st day of January, 2001, by and between CBL/Eastgate I, LLC, a Delaware limited liability company, and CBL/Eastgate II, LLC, a Delaware limited liability company.

W I T N E S S E T H:

WHEREAS, Eastgate Company (the “Partnership”) was formed pursuant to that certain Joint Venture Agreement of Eastgate Company (the “Original Agreement”) dated December 19, 1973, as an Ohio general partnership; and

WHEREAS, the Original Agreement was amended and restated by that certain Amended and Restated Partnership Agreement of Eastgate Company dated January 4, 1978 (the “First Amended and Restated Agreement”); and

WHEREAS, by assignment dated January 31, 2001, CBL/Eastgate I, LLC, a Delaware limited liability company acquired a fifty-three and 8,475/10,000 percent(53.8475%) partnership interest in the Partnership; and

WHEREAS, by assignment dated January 31, 2001, CBL/Eastgate II, LLC, a Delaware limited liability company acquired a forty-six and 1,525/10,000 percent (46.1525%) partnership interest in the Partnership; and

WHEREAS, the partners thereupon entered into that certain Second Amended and Restated Partnership Agreement dated January 31, 2001 (the “Second Restated Partnership Agreement”); and

WHEREAS, the property description contained in the Second Restated Partnership Agreement failed to include the affiliated community center known as Eastgate Crossing located in Cincinnati, Ohio; and

WHEREAS, the Second Restated Partnership Agreement provides that the Partnership shall be governed by and construed in accordance with the laws of Tennessee, except for matters relative to the filing of certificates of partnership or similar matters, in which case the laws of Ohio shall apply; and

WHEREAS, the parties desire to modify the Second Restated Partnership Agreement to correctly identify the property owned by the Partnership as defined in the Second Restated Partnership Agreement; and

WHEREAS, the parties desire to modify the Second Restated Partnership Agreement to clarify the laws governing the Partnership;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties do hereby modify the Second Restated Partnership Agreement as follows:

Section 1.1 Definitions is hereby amended as follows:

“Act” shall mean the Ohio Uniform Partnership Act as the same may be amended from time to time.

“Property” shall mean the regional mall and associated community shopping center owned by the Partnership located in Cincinnati, Ohio, and known respectively as “Eastgate Mall” and “Eastgate Crossing”, and as described on Exhibit A attached hereto and made a part hereof.

Section 10.4 Governing Law is hereby amended as follows:

10.4 Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of Ohio.

Exhibit A to the Second Restated Partnership Agreement is hereby modified and amended by substituting Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Modification No. One to the Second Amended and Restated Partnership Agreement to be duly executed as of the day and year first above written.

PARTNERS:

CBL/EASTGATE I, LLC,
a Delaware limited liability company

By:	CBL/J II, LLC, its chief manager

By:	CBL & ASSOCIATES LIMITED
PARTNERSHIP, its chief manager

By:	CBL HOLDINGS I, Inc., its sole
general partner

By:	/s/ John N. Foy
Title:	John N. Foy
Vice Chairman and
Chief Financial Officer

CBL/EASTGATE II, LLC,
a Delaware limited liability company

By:	CBL/J II, LLC, its chief manager

By:	CBL & ASSOCIATES LIMITED
PARTNERSHIP, its chief manager

By:	CBL HOLDINGS I, Inc., its sole
general partner

By:	/s/ John N. Foy
Title:	John N. Foy
Vice Chairman and
Chief Financial Officer

EXHIBIT “A”

TO MODIFICATION NO. ONE TO

SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

That certain regional mall and associated community shopping center, including the real estate and the improvements thereon, located in Cincinnati, Ohio, and known respectively as “Eastgate Mall” and “Eastgate Crossing”.

MODIFICATION NO. TWO TO

SECOND AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

This Modification No. Two (the “Modification”), is entered into to be effective as of the 30th day of November, 2004, by and between CBL/Eastgate I, LLC, a Delaware limited liability company, and CBL/Eastgate II, LLC, a Delaware limited liability company (the “Partners”).

W I T N E S S E T H

WHEREAS, Eastgate Company, an Ohio general partnership (the “Partnership”), is governed by that certain Second Amended and Restated Partnership Agreement dated January 31, 2001, as amended by that certain Modification No. One to Second Amended and Restated Partnership Agreement dated January 31, 2001 (collectively, the “Agreement”); and

WHEREAS, the Partners, now constituting all of the partners of the Partnership, desire to further amend the Agreement to memorialize the change in the description of the Property set forth on Exhibit “A” thereto; and

WHEREAS, pursuant to Paragraph 10.1 of the Partnership Agreement, the Partners may amend, modify, or change the Partnership Agreement; and

WHEREAS, the Partnership owns that certain regional mall and associated community shopping center, including the real estate and the improvements thereon, located in Cincinnati, Ohio, and known respectively as “Eastgate Mall” (“Eastgate Mall”) and “Eastgate Crossing” (“Eastgate Crossing”) as set forth on Exhibit “A” of the Agreement; and

WHEREAS, in connection with the financing of Eastgate Mall with LaSalle Bank, National Association, the Partnership has contributed Eastgate Mall to CBL/Eastgate Mall, LLC, a Delaware limited liability company (“CBL/Eastgate”), in exchange for one hundred percent (100%) membership interest in CBL/Eastgate; and

WHEREAS, the Partnership did retain ownership of Eastgate Crossing.

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.    Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Property” shall mean the assets owned by the Partnership and described in Exhibit “A” attached hereto and made a part hereof.

2.    Exhibit “A”. Exhibit “A” to the Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

3.    All other provisions and terms of the Agreement shall remain as stated therein except as previously amended and as may be amended by the terms of this Modification.

IN WITNESS WHEREOF, the parties have executed this Modification to be effective as of the 30th day of November, 2004.

PARTNERS:

CBL/Eastgate I, LLC,
a Delaware limited liability company

By:	CBL/J II, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By: : /s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

CBL/Eastgate II, LLC
a Delaware limited liability company

By:	CBL/J II, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By: : /s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

EXHIBIT “A”

TO

MODIFICATION NO. TWO TO

SECOND AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

(1)	A 100% membership interest in CBL/Eastgate Mall, LLC, a Delaware limited liability company; and

(2)	That certain associated community shopping center located in Cincinnati, Ohio, commonly known as “Eastgate Crossing.”

MODIFICATION NO. THREE TO

SECOND AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

This Modification No. Three (the “Modification”), is entered into to be effective as of the 27th day of April, 2007, by and between CBL/Eastgate I, LLC, a Delaware limited liability company, and CBL/Eastgate II, LLC, a Delaware limited liability company (the “Partners”).

W I T N E S S E T H

WHEREAS, Eastgate Company, an Ohio general partnership (the “Partnership”), is governed by that certain Second Amended and Restated Partnership Agreement dated January 31, 2001, as amended by that certain Modification No. One to Second Amended and Restated Partnership Agreement dated January 31, 2001 and that certain Modification No. Two to Second Amended and Restated Partnership Agreement dated November 30, 2004 (collectively, the “Agreement”); and

WHEREAS, the Partners, now constituting all of the partners of the Partnership, desire to further amend the Agreement to memorialize the change in the description of the Property set forth on Exhibit “A” thereto; and

WHEREAS, pursuant to Paragraph 10.1 of the Partnership Agreement, the Partners may amend, modify, or change the Partnership Agreement; and

WHEREAS, the Partnership owns that certain associated community shopping center, including the real estate and the improvements thereon, located in Cincinnati, Ohio, and known “Eastgate Crossing” (“Eastgate Crossing”) as set forth on Exhibit “A” of the Agreement; and

WHEREAS, in connection with the financing of Eastgate Crossing with U.S. Bank National Association, the Partnership has contributed Eastgate Crossing to Eastgate Crossing CMBS, LLC, a Delaware limited liability company (“Eastgate CMBS”), in exchange for one hundred percent (100%) membership interest in Eastgate CMBS.

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1. Exhibit “A”. Exhibit “A” to the Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

2.    All other provisions and terms of the Agreement shall remain as stated therein except as previously amended and as may be amended by the terms of this Modification.

IN WITNESS WHEREOF, the parties have executed this Modification to be effective as of the 27th day of April, 2007.

PARTNERS:

CBL/Eastgate I, LLC,
a Delaware limited liability company

By:	CBL/J II, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By: : /s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

CBL/Eastgate II, LLC
a Delaware limited liability company

By:	CBL/J II, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By: : /s/ John N. Foy
John N. Foy, Vice Chairman of the Board and
Chief Financial Officer

EXHIBIT “A”

TO

MODIFICATION NO. THREE TO

SECOND AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

(1)	A 100% membership interest in CBL/Eastgate Mall, LLC, a Delaware limited liability company; and

(2)	A 100% membership interest in Eastgate Crossing CMBS, LLC, a Delaware limited liability company

MODIFICATION NO. FOUR TO

SECOND AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

This Modification No. Four (the “Modification”), is entered into to be effective as of the 30th day of March, 2011, by and between CBL/Eastgate I, LLC, a Delaware limited liability company, and CBL/Eastgate II, LLC, a Delaware limited liability company (the “Partners”).

WITNESSETH

WHEREAS, Eastgate Company, an Ohio general partnership (the “Partnership”), is governed by that certain Second Amended and Restated Partnership Agreement dated January 31, 2001, as amended by that certain Modification No. One to Second Amended and Restated Partnership Agreement dated January 31, 2001, that certain Modification No. Two to Second Amended and Restated Partnership Agreement dated November 30, 2004, and that certain Modification No. Three to Second Amended and Restated Partnership Agreement dated April 27, 2007 (collectively, the “Agreement”); and

WHEREAS, pursuant to Paragraph 10.1 of the Agreement, the Partners may amend, modify, or change the Agreement; and

WHEREAS, in addition to other assets, the Partnership owns one hundred percent (100%) of the membership interest in Eastgate Crossing CMBS, LLC, a Delaware limited liability company (“Eastgate CMBS”); and

WHEREAS, by Assignment of Limited Liability Company Membership Interests of even date hereof, the Partnership assigned all of its membership interests in Eastgate CMBS to CBL & Associates Management, Inc., a Delaware corporation; and

WHEREAS, the Partners, now constituting all of the partners of the Partnership, desire to further amend the Agreement to memorialize the transfer and assignment of the membership interests and to change the description of the Property set forth on Exhibit “A” of the Partnership Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.     Exhibit “A”. Exhibit “A” to the Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

2.     All other provisions and terms of the Agreement shall remain as stated therein except as previously amended and as may be amended by the terms of this Modification.

IN WITNESS WHEREOF, the parties have executed this Modification to be effective as of the 30th day of March, 2011.

(Signatures on Next Page)

PARTNERS:

CBL/Eastgate I, LLC,
a Delaware limited liability company

By:	CBL/J II, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ Farzana K. Mitchell
Farzana K. Mitchell
Executive Vice President - Finance

CBL/Eastgate II, LLC
a Delaware limited liability company

By:	CBL/J II, LLC,
its sole member and chief manager

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ Farzana K. Mitchell
Farzana K. Mitchell
Executive Vice President - Finance

EXHIBIT “A”

TO

MODIFICATION NO. FOUR TO

SECOND AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

OF

EASTGATE COMPANY

(a)	A 100% membership interest in CBL/Eastgate Mall, LLC, a Delaware limited liability company; and

(b)

That certain real property known as Developer Additional Parcel 1 (5.218 acres) and Developer Additional Parcel 2 (3.66 acres), located in Cincinnati, Clermont County, Ohio, adjacent to the regional mall known as Eastgate Mall.